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                                                                    Exhibit 11.1

                    [Letterhead of Miles & Stockbridge P.C.]

December 23, 2008

Van Kampen Series Fund, Inc.
522 Fifth Avenue
New York, New York 10036


Re:   Van Kampen Series Fund, Inc.
      Registration Statement on Form N-14
      (File No. 333-156336)

Ladies and Gentlemen:

We have acted as special Maryland counsel to Van Kampen Series Fund, Inc., a Maryland corporation (the "Company"), in connection with the preparation of Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form N-14 (Securities Act File No. 333-156336) (the "Registration Statement"), including that certain Agreement and Plan of Reorganization included as an exhibit to the Registration Statement (the "Agreement of Reorganization") by the Company on behalf of the Van Kampen Global Franchise Fund, a separate series of the Company (the "Acquiring Fund"), and Van Kampen Global Value Equity Fund, a separate series of the Company (the "Target Fund"), pursuant to which the Acquiring Fund will acquire all of the assets of the Target Fund in exchange for the assumption of all of the liabilities of the Target Fund and the issuance to the Target Fund of Class A Shares of common stock, par value $.001 per share, Class B Shares of common stock, par value $.001 per share, Class C Shares of common stock, par value $.001 per share, and Class I Shares of common stock, par value $.001 per share of the Acquiring Fund (the "Shares") having an aggregate net asset value equal to the aggregate dollar value of the assets of the Target Fund, net of any liabilities of the Target Fund. This opinion is being furnished in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of the Shares on the Registration Statement filed with the Securities and Exchange Commission on the date hereof.

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have examined originals or copies of the following documents:

(i)   the charter of the Company (the "Charter");

(ii) the bylaws of the Company (together, with the Charter, the "Governing Documents");

(iii) a certificate of the State Department of Assessment and Taxation of the State of Maryland, dated December 23, 2008, to the effect that, among other things, the Company is duly incorporated under and by virtue of the laws of the State of Maryland and duly

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Van Kampen Series Fund, Inc.
December 23, 2008
Page 2

      authorized to exercise in the State of Maryland all the powers recited in its Charter and to transact business in the State of Maryland;

(iv) a certificate of the Vice President and Secretary of the Company, dated December 23, 2008 (the "Company's Certificate"), certifying, among other things as to certain records of the proceedings and actions of the board of directors of the Company in connection with the transactions contemplated by the Registration Statement and Agreement of Reorganization and as to the Governing Documents; and

(v)   each of the Registration Statement and the Agreement of Reorganization.

We have relied as to certain factual matters on the Company's Certificate and on information obtained from public officials and have made no independent investigation or verification of the matters set forth therein. In expressing the opinions set forth herein, we have assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) each natural person executing any such document is legally competent to do so, and (v) all public records reviewed by us or on our behalf are accurate and complete.

We have assumed that the issuance of the Shares as contemplated by the Registration Statement and the Agreement of Reorganization complies with and will not conflict with or violate any provisions of the Investment Company Act of 1940, as amended.

Based on the foregoing and subject to the assumptions and qualifications herein set forth, we advise you that, subject to the approval of the Agreement of Reorganization by the stockholders of the Target Fund, in our opinion, the Shares have been duly and validly authorized and, when distributed to the stockholders of the Target Fund under the circumstances contemplated in the Registration Statement and upon the terms set forth in the Agreement of Reorganization, and assuming certificates for the Shares have been duly executed, countersigned, registered, and delivered or the stockholders' accounts have been duly credited, the Shares will be legally issued, fully-paid, and non-assessable.

With respect to our opinion as to the valid issuance of the Shares, we are assuming that, at the time the Shares are issued in accordance with the Registration Statement and the Agreement of Reorganization, there will be a sufficient number of authorized but unissued shares of the Acquiring Fund for such issuance.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion set forth herein is being furnished by us to you solely for your benefit in connection with the issuance of the Shares pursuant to the Registration Statement as contemplated by the Agreement of Reorganization and may not be relied on, used, circulated,

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Van Kampen Series Fund, Inc.
December 23, 2008
Page 3

quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent, except as expressly permitted herein. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.


By: /s/ J.W. Thompson Webb
    ----------------------
    Principal